UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

CID HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42711	99-2578850
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100
Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)-332-4122

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share*	DAICW	The Nasdaq Stock Market LLC

*	Reflects giving effect to the reverse stock split as of 4:01 p.m. Eastern Time on May 29, 2026 as described in the 8-K filed by CID Holdco, Inc. with the Securities and Exchange Commission on May 28, 2026.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 10, 2026, the Company issued a press release announcing that, as a result of its review of strategic alternatives, the Company entered into two letters of intent for proposed transactions. The Company entered into a non-binding letter of intent with an investor (the “Investor”) for an up to $5.0 million convertible preferred stock investment and a separate non-binding letter of intent for the sale of a portion of its operating business for approximately $6.0 million in cash, along with the assumption of up to $3.0 million in existing liabilities. The Investor may also provide additional funding to support potential value-creating strategic initiatives.

A copy of the press release is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding the proposed convertible preferred stock investment, the proposed sale of a portion of the Company’s operating business, the potential $500,000 convertible note financing, the Company’s review of strategic alternatives, the anticipated use of proceeds, continued Nasdaq listing compliance, anticipated governance and management changes, and the Company’s positioning to pursue a strategic acquisition. All forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are subject to risks and uncertainties — including the risk that definitive agreements may not be executed, that required stockholder, lender, Nasdaq, or regulatory approvals may not be obtained, and that the proposed transactions may not be completed on the terms described or at all — that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID Holdco, Inc.

Date: June 10, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer

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